UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2010

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5721 SE Columbia Way, Suite 200

Vancouver, WA 98661

(360) 397-6250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

As previously disclosed, Richard A. Roman, a member of the Board of Directors of Northwest Pipe Company (the “Company”), was appointed the Company’s Chief Executive Officer on March 29, 2010. As a result of Mr. Roman’s appointment as CEO, a majority of the Company’s Board of Directors is no longer comprised of individuals who qualify as an “independent director” as defined by the rules of the Nasdaq Stock Market (“Nasdaq”). On April 14, 2010, the Company received a letter from Nasdaq stating that the Company is no longer in compliance with Nasdaq’s majority independent board requirement as set forth in Nasdaq Listing Rule 5605(b)(1) (the “Listing Rule”). Under the Listing Rule, the Company will have until the earlier of the Company’s next annual meeting of shareholders or March 28, 2011 to regain compliance with the requirements of the Listing Rule; provided that, if the Company’s next annual meeting of shareholders is held before September 27, 2010, then the Company must evidence compliance with the requirements of the Listing Rule by that date.

As previously disclosed, the Company received letters from Nasdaq on November 12, 2009 and March 17, 2010 stating that the Company was no longer in compliance with Nasdaq Listing Rule 5250(c)(1) because it did not timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and its Annual Report on Form 10-K for the year ended December 31, 2009. Nasdaq has granted the Company an exception allowing the Company until May 10, 2010 to regain compliance with Nasdaq Listing Rule 5250(c)(1). If the Company fails to regain compliance by filing its delinquent Form 10-Q and delinquent Form 10-K by May 10, 2010, Nasdaq will provide the Company with written notification that the Company’s common stock will be delisted from trading on Nasdaq. At that time, the Company would have the right to appeal the determination to a Nasdaq Listing Qualifications Panel.

As previously disclosed, the Audit Committee of the Company’s Board of Directors, with the assistance of independent professionals, is conducting an ongoing internal investigation of certain accounting matters, including certain revenue recognition practices. The Company plans to file its delinquent Form 10-Q and delinquent Form 10-K as soon as practicable after the completion of the Audit Committee’s investigation, the completion of any additional accounting work required as a result of the Audit Committee’s investigation, the completion of the Company’s consolidated financial statements for the quarter ended September 30, 2009 and for the year ended December 31, 2009 and the completion of the quarterly review and annual audit, respectively, of such consolidated financial statements by the Company’s independent registered public accountants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on April 20, 2010.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ STEPHANIE J. WELTY
Stephanie J. Welty,
Senior Vice President and Chief Financial Officer